Exhibit 10.20

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

No. _______1	US$_____________________2

BIOSIG TECHNOLOGIES, INC.

8% SENIOR CONVERTIBLE PROMISSORY NOTE

DUE February 15, 2014

THIS NOTE is one of a duly authorized issue of promissory notes of between an aggregate of $500,000 and $3,000,000 of BIOSIG TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), designated as its 8% Senior Convertible Promissory Notes.

FOR VALUE RECEIVED, the Company promises to pay to _____________________, the registered holder hereof (the “Holder”), the principal sum of ________________Thousand ____________ and 00/100 Dollars (US $___________)3 and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 8% per annum, accruing from the Issue Date (as defined below), upon the written note by a Majority in Interest of the Holders made on or after (i) February 15, 2014, or (ii) the occurrence and during the continuance of an Event of Default (as defined below).

This Note was originally issued on _________, 20124 (the “Issue Date”).

This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of July 20, 2012 (the “Bridge Loan Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

1 Insert unique Note number for each issuance.
2 Insert amount equal to Buyer’s Purchase Price.
3 See fn 2.
4 Insert the Closing Date.

This Note is subject to the following additional provisions:

1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. Interest at the rate of 8% per cent per annum will accrue from the Issue Date until the Maturity Date. Interest accrued on this Note may be paid, at the sole discretion of the Company, in shares of Common Stock; provided, however, that the price of such shares of Common Stock shall be calculated based upon a valuation of the Company at the time of a Qualified Public Offering (as defined below) or a Qualified Reverse Merger Financing (as defined below), as the case may be, or in the absence of such an event, as determined by the board of directors of the Company acting in good faith.

3. All unpaid principal of this Note, together with then unpaid accrued interest, if any, and any other amounts due hereunder, shall be due and payable upon written notice by a Majority in Interest of the Holders made on or after February 15, 2014 or (ii) upon the occurrence and during the duration of an Event of Default.

4. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

5. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Securities Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

6. The term “Maturity Date” means the earliest of (i) February 15, 2014, (ii) the Public Financing Closing Date (as defined below) or (iii) the Default Maturity Date (as defined below).

7. Notwithstanding the foregoing, immediately upon the closing of (a)(i) a transaction in which the Company, directly or indirectly, merges or consolidates (including by becoming a 90% or more owned subsidiary) with another company that has its common stock approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc., any over the counter market maintained by OTC Markets Group Inc. (or any successor), NASDAQ, the NYSE AMEX, the NYSE or any other domestic national stock exchange (“Pubco”) and (ii) Pubco immediately thereafter or concurrently therewith issues and sells shares of its capital stock and/or securities convertible, exercisable and/or exchangeable into or for shares of Pubco’s capital stock, or a combination thereof (the “Reverse Merger Securities”), and Pubco receives no less than $3.0 million of aggregate gross proceeds from the sale of such Reverse Merger Securities (such transaction, howsoever denominated, a “Qualified Reverse Merger Financing”), or (b) a sale of common stock of the Company in a public offering registered under the Securities Act (the “Public Offering Securities”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, in which the aggregate gross proceeds to the Company (before deduction for underwriters’ discounts and expenses relating to the issuance) is at least $3.0 million (such transaction, a “Qualified Public Offering”), at the option of the Company, the entire outstanding principal amount of this Note and all unpaid accrued interest thereon (such aggregate amount, the “Total Note Amount”) shall be converted into (x) Reverse Merger Securities or (y) Public Offering Securities (in either case, “Conversion Securities”), as the case may be, on the same terms as are offered to investors in the Qualified Reverse Merger Financing or the Qualified Public Offering; provided, however, that the price at which this Note shall convert into Conversion Securities shall be 95% of the purchase price of the Conversion Securities offered to investors in the Qualified Reverse Merger Financing or the Qualified Public Offering (such purchase price offered to the investors in the Qualified Reverse Merger Financing or the Qualified Public Offering, the “Conversion Price”), as the case may be (such discounted price at which this Note converts, the “Discounted Conversion Price”). This Note will be automatically canceled upon conversion. The Company shall notify the Holder in writing of the anticipated occurrence of a Qualified Reverse Merger Financing or the Qualified Public Offering, as the case may be, at least ten (10) days prior to the anticipated closing date thereof (in either case, the “Public Financing Closing Date”), along with the Company’s election to either convert this Note into Conversion Securities or to repay the Note on the Public Financing Closing Date. In the event the Company elects to convert the Note into Conversion Securities, on or before the Public Financing Closing Date, the Holder shall surrender this Note to the Company or its transfer agent, if any, and the Holder shall receive as soon as reasonably practicable after consummation of the Qualified Reverse Merger Financing or the Qualified Public Offering, as the case may be, share certificates or other instruments evidencing the Conversion Securities in the name or names in which the Holder wishes such certificate(s) or instrument(s) for the Conversion Securities to be issued. The certificates shall bear such legends as may be required by applicable state and federal securities laws and as provided in the offering documents with respect to the Qualified Reverse Merger Financing or the Qualified Public Offering, as the case may be, and the Holder agrees to enter into such other transaction documents as may be required, including, without limitation, a 180-day lock-up agreement in connection with the Qualified Reverse Merger Financing or the Qualified Public Offering. If the Company elects the conversion contemplated by this Section 7, then, without any further action by the Holder, the Holder shall, to the extent of the Total Note Amount, (i) have all rights provided to subscribers to the Qualified Reverse Merger Financing or the Qualified Public Offering, as the case may be, and (ii) be deemed to have made a payment in that amount on account of the purchase price for the Conversion Securities.

8.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable Discounted Conversion Price by the fraction of a share not issued pursuant to the previous Section.  In addition, to the extent not converted into shares of capital stock, the Company shall pay to Holder any interest accrued on the amount converted and on the amount to be paid by Company pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

9. Subject to Section 7 hereto, any payment made to the Holder shall be applied in the following order of priority: (a) first, to any amounts due to the Holder hereunder or under any of the Transaction Agreements other than principal and accrued interest, and (b) then, to principal of this Note.

10. This Note may be prepaid in whole or in part prior to the Maturity Date, at the sole discretion of the Company, upon five (5) days prior written notice to the Holder.

11. Subject to Section 2 hereto, all payments contemplated hereby are to be made “in cash” and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  For purposes of this Note, the phrase “date of payment” means the date funds are received in the account designated by the notice which is then currently effective.

12. Subject to the terms of the Bridge Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency or other consideration, as herein prescribed. This Note is a direct obligation of the Company.

13. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14. The Holder, by acceptance hereof, agrees that this Note is being acquired for investment and the Holder will not offer, sell or otherwise dispose of this Note or the Conversion Securities, except under circumstances which will not result in a violation of the Securities Act or any applicable state securities “blue sky” or foreign laws or similar laws relating to the sale of securities.

15. Any notice required or permitted hereunder shall be given in the manner provided in the Section headed “NOTICES” in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

16. This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

17. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of such parties against the other in respect of any matter arising out of or in connection with this Note.

18. Any one or more of the following shall constitute an “Event of Default”:

(a) Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

(b) The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of any Note in this series and, if such failure is subject to cure, such failure shall continue uncured for a period of forty-five (45) days after the Company’s receipt of written notice thereof from the Holder (but if such failure is not subject to cure, then immediately on the Company’s receipt of such written notice); or

(c) The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements, including, but not limited to, the provisions of Section 5(f) of the Bridge Loan Agreement, and, if such failure is subject to cure, such failure shall continue uncured for a period of forty-five (45) days after the Company’s receipt of written notice thereof from the Holder (but if such failure is not subject to cure, then immediately on the Company’s receipt of such written notice); or

(d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

(e) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or

(f) Any final money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of ninety (90) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by a Majority in Interest of the Holders (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of a Majority in Interest of Holders and in the Majority in Interest of Holders’ sole discretion, and upon the written notice by a Majority in Interest of Holders, this Note shall immediately become due and payable (and the Maturity Date shall be accelerated accordingly; the “Default Maturity Date”), without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Majority in Interest of Holders may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

19. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Holders; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Holder’s written consent, or (ii) reduce the rate of interest of this Note without Holder’s written consent.

20. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

[Signature Page Follows]

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _____________, 2012

BIOSIG TECHNOLOGIES, INC.

By:

(Print Name)

(Title)

8% Senior Convertible Promissory Note